EXHIBIT 12.1

                       Ratio Of Earnings To Fixed Charges

         The ratio of earnings to fixed charges for each of the periods indicated is as follows:

                        Nine Months Ended            Fiscal Year Ended
                         September  30(1)              December 31(2)
                        -----------------   ------------------------------------
                           2001   2000      2000    1999    1998    1997    1996
                           ----   ----      ----    ----    ----    ----    ----
Ratio of earnings to
fixed charges....           --    41.8x     50.9x   45.3x   1.6x    19.2x    --

-------------------

(1) Our third quarter of 2001 and 2000 ended on September 30 and September 24, respectively. The reference to September 30 has been used as the fiscal quarter end for ease of presentation.

(2) Our fiscal year ends on the last Sunday of the calendar year. The reference to December 31 has been used as the fiscal year end for ease of presentation.

         For the purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before provision for income taxes plus fixed charges. Fixed charges consist of interest charges and that portion of rental expense that we believe to be representative of interest. Earnings, as defined, were not sufficient to cover fixed charges by $337.9 million for the nine months ended September 30, 2001 and by $42.7 million for the year ended December 31, 1996.



                                PMC-SIERRA, INC.

                   STATEMENT REGARDING, COMPUTATION OF RATIOS
                          (in thousands, except ratios)

                   RATIO OF EARNINGS TO COMBINED FIXED CHARGES


                                        Nine Months Ended
                                        September 30, (1)                      Year Ended December 31, (2)
                                      ----------------------   -----------------------------------------------------------
                                        2001         2000        2000        1999        1998         1997         1996
Earnings:
Income (loss) before income taxes     $(337,867)  $  98,961    $ 177,710   $ 113,175   $   1,298    $  46,351   $ (42,655)
   Fixed Charges:
   Interest expense.............          1,756         687          823       1,092       1,315        2,053       1,278
   Rental expense interest factor
   (3)..........................          4,074       1,739        2,741       1,464         785          500         749
                                      ---------   ---------    ---------   ---------   ---------    ---------   ---------
      Total fixed charges.......          5,830       2,426        3,564       2,556       2,100        2,553       2,027
                                      ---------   ---------    ---------   ---------   ---------    ---------   ---------
Earnings (loss) available to cover
   fixed charges................      $(332,037)  $ 101,387    $ 181,274   $ 115,731   $   3,398    $  48,904   $ (40,628)
Combined fixed charges..........      $   5,830   $   2,426    $   3,564   $   2,556   $   2,100    $   2,553   $   2,027
                                      =========   =========    =========   =========   =========    =========   =========
Ratio of earnings (loss) to fixed
   charges (4)..................            --        41.8x        50.9x       45.3x        1.6x        19.2x         --
                                      =========   ==========   ==========  ==========  ==========   ==========  =========

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(1) The Company's third quarter of 2001 and 2000 ended on September 30 and September 24, respectively. The reference to September 30 has been used as the fiscal quarter end for ease of presentation.

(2) The Company's fiscal year ends on the last Sunday of the calendar year. The reference to December 31 has been used as the fiscal year end for ease of presentation.

(3) The portion of operating lease rental expense that is representative of the interest factor is deemed to be one-third of total operating lease rental expense.

(4) Earnings were inadequate to cover fixed charges by $337.9 million for the nine months ended September 30, 2001 and by $42.7 million for the year ended December 31, 1996.